                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant t (S)240.14a-11(c) or (S)240.14a-12

                          Interpore International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________
     (5)  Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

________________________________________________________________________________
     (2)  Form, Schedule or Registration Statement no.:

________________________________________________________________________________
     (3)  Filing Party:

________________________________________________________________________________
     (4)  Date Filed:

________________________________________________________________________________

                                      INTERPORE
                                          CROSS
                                  -------------
                                  INTERNATIONAL

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2002

         The 2002 annual meeting of the stockholders of Interpore International, Inc. will be held at 9:00 a.m. local time, on May 17, 2002, at our executive offices at 181 Technology Drive, Irvine, California 92618 for the following purposes:

     1. To elect two Class I Directors to hold office until the annual meeting of stockholders in the year 2005 and until the election and qualification of their respective successors; and

     2. To approve amendments to our Stock Option Plan for Non-Employee Directors to (i) increase the number of shares of common stock available for issuance thereunder by an additional 100,000 shares, from 200,000 to 300,000 shares, (ii) increase the number of shares of common stock subject to the options automatically granted to each of our non-employee directors on the date of each annual meeting of our stockholders by an additional 2,500 shares, from 2,500 to 5,000 shares, and (iii) increase the number of shares of common stock subject to the options automatically granted to each of our non-employee directors by an additional 500 shares, from 500 to 1,000 shares, for each board meeting attended by the director, if such director elects in advance to receive such an option in lieu of cash compensation.

     3. To approve an amendment to our Employee Qualified Stock Purchase Plan to eliminate the one year waiting period requirement for new employees to participate in the plan.

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 29, 2002 will be entitled to notice of, and to vote at, the 2002 annual meeting and any adjournment thereof.

     Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy will not affect your right to vote in person in the event you attend the annual meeting.

                                         By Order of the Board of Directors,

                                         /s/ Richard L. Harrison
                                         Richard L. Harrison
                                         Secretary

Irvine, California
March 29, 2002

                             YOUR VOTE IS IMPORTANT.
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL
                  IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                     INTERPORE
                                         CROSS
                                 -------------
                                 INTERNATIONAL

                              181 Technology Drive
                            Irvine, California 92618
                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  May 17, 2002

                         ------------------------------
                                 PROXY STATEMENT

                         ------------------------------
                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of the Board of Directors of Interpore International, Inc. for use at the annual meeting of stockholders to be held at our executive offices located at 181 Technology Drive, Irvine, California 92618, on May 17, 2002 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

         All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy, the proxy will be voted FOR the election of the two nominees listed on the proxy card to the Board of Directors listed herein, FOR the amendments to our Stock Option Plan for Non-Employee Directors, and FOR the amendment to our Employee Qualified Stock Purchase Plan.

         You have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary, by presenting a later-dated proxy, or by attendance at the meeting and voting in person.

         This proxy statement is being mailed to our stockholders on or about April 12, 2002. We will pay for the expense of soliciting proxies. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the voting stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication by our regular employees, who will not receive additional compensation for such solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only if you held any of the 17,223,071 shares of Common Stock outstanding at the close of business on the record date, March 29, 2002, will you be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. For each share of Common Stock you held on March 29, 2002, you will be entitled to cast one vote on each matter to be considered at the meeting. Accordingly, an aggregate of 17,223,071 votes may be cast on each matter to be considered at the meeting.

         In order to constitute a quorum and to transact business at the meeting, a majority of the outstanding shares on the record date must be represented at the meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present,
(i) directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting, (ii) the proposal to amend our Stock Option Plan for Non-Employee Directors will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote, and (iii) the proposal to amend our Employee Qualified Stock Purchase Plan will be decided by the affirmative vote of a majority of the outstanding shares of common stock. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director, but will have the same effect as votes against the proposal to amend our Employee Qualified Stock Purchase Plan. Because abstentions will be counted as shares entitled to vote at the meeting, abstentions will have the effect of votes against the proposal to amend our Stock Option Plan for Non-Employee Directors, but broker non-votes will have no effect on the outcome of this proposal. In addition, a simple majority of the shares voting may elect all of the directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the amount and percentage of the outstanding shares of our Common Stock, which, according to the information supplied to us, are beneficially owned by (1) each person who, to our knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission, is the beneficial owner of more than 5% of our outstanding Common Stock, (2) each person who is currently a director, two of whom are also nominees for election as a director, (3) each Named Executive Officer, as defined on page 8 hereof, and (4) all current directors and executive officers as a group. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of March 29, 2002. Except to the extent indicated in the footnotes to the following table, to our knowledge, the person or entity listed has sole voting or dispositive power to the shares which are deemed beneficially owned by such person or entity.

                                                                                     Total            Percent of
                                                                  Options         Outstanding         Shares of
                                               Outstanding      Exercisable       Common Stock       Common Stock
Name and Address                                 Common           Within          Beneficially       Beneficially
of Beneficial Owner/(1)/                          Stock           60 Days            Owned             Owned/(2)/
------------------------                     ---------------- ----------------  -----------------  -----------------
Directors/Nominees and Named
Executive Officers:
David W. Chonette                                10,000             4,500            14,500               *
William A. Eisenecher                            14,500            40,375            54,875               *
Daniel A. Funk, M.D.                            276,926            21,625           298,551               1.7%
Richard L. Harrison/(3)/                          8,616           178,000           186,616               1.1%
Philip A. Mellinger/(3)/                         26,724            91,115           117,839               *
David C. Mercer/(3)/                             57,416           281,500           338,916               1.9%
Joseph A. Mussey/(3)/                           197,728           110,113           307,841               1.8%
Lewis Parker                                    162,126                 0           162,126               *
M. Ross Simmonds/(3)/                                 0           233,000           233,000               1.3%
Robert J. Williams                                1,275            21,625            22,900               *

All directors and executive officers
as a group (11 persons)                         806,311          1,235,853         2,042,164              11.1%

5% Beneficial Holders:
Kopp Investment Advisors, Inc., et. al./(4)/
7701 France Avenue South, Suite 500
Edina, MN  55435                              1,719,130                  0         1,719,130              10.0%

Kennedy Capital Management, Inc./(5)/
10829 Olive Blvd.
St. Louis, MO  63141                          1,152,600                  0         1,152,600               6.7%

_______________
*less than 1%
(1) The address of the directors and officers listed in this table is 181 Technology Drive, Irvine, California 92618.
(2) Percentage of beneficial ownership as of March 29, 2002, for each person includes shares subject to options exercisable within 60 days after March 29, 2002, as if such shares were outstanding on March 29, 2002.
(3) Messrs. Harrison, Mellinger, Mercer, Mussey and Simmonds are Named Executive Officers.

(4) Based on Schedule 13G filed by Kopp Investment Advisors, Inc. on behalf of Kopp Investment Advisors, Inc., Kopp Holding Company and LeRoy C. Kopp. Kopp Investment Advisors is the owner of 705,000 shares and exercises investment discretion as to an additional 1,014,130 shares. Kopp Investment Advisors is a wholly-owned subsidiary of Kopp Holding Company. LeRoy C. Kopp is the owner of an additional 85,000 shares and holds 100% of the outstanding capital stock of Kopp Holding Company.
(5) Based on Schedule 13G filed by Kennedy Capital Management, Inc.

                                   Proposal 1
                              ELECTION OF DIRECTORS

         Our Board of Directors currently consists of seven members. Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Certificate of Incorporation also provides that upon the expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

         The term of the Class I Directors has expired and two nominees for director are to be elected as Class I Directors. The two nominees are David W. Chonette and Robert J. Williams, each of whom currently serves as a Class I Director. The Class II Directors, William A. Eisenecher and Daniel A. Funk, M.D., have one year remaining on their term of office and the Class III Directors, David C. Mercer, Joseph A. Mussey and Lewis Parker, have two years remaining on their term of office.

Required Vote

         Assuming a quorum is present, directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director. Unless otherwise instructed, the shares represented by the proxies will be voted FOR the election of the two nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board of Directors. As of the date of this proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

Information Regarding Directors

         The information set forth below as to each nominee for director has been furnished to us by the respective nominees:

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                      For a Three-Year Term Expiring at the
                       2005 Annual Meeting of Stockholders

Name                           Age     Present Position
----                           ---     ----------------
David W. Chonette              66      Director
Robert J. Williams             69      Director

         David W. Chonette is an Advisor to Versant Ventures, a venture capital firm investing in companies in the medical devices, healthcare services, bio-pharmaceuticals and eHealth areas. Prior to Versant Ventures, Mr. Chonette was a general partner with Brentwood Venture Capital, which he joined in 1986. Mr. Chonette's background also includes having served as the President of the Edwards Division of American Hospital Supply Corporation (now Baxter International) prior to Brentwood.

         Robert J. Williams has been the Chairman of the Board, President and Chief Executive Officer of Artec, Inc., an Indianapolis-based manufacturer of disposable anesthesia and respiratory products, since 1988. From 1963 through 1985, Mr. Williams was employed by DePuy Inc., a manufacturer and distributor of orthopedic devices, and from 1970 through 1985 he served in the capacity of President.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                        Class II -- Term Expiring at the
                       2003 Annual Meeting of Stockholders

Name                      Age    Present Position
----                      ---    ----------------
William A. Eisenecher     59     Director
Daniel A. Funk, M.D.      46     Director


         William A. Eisenecher is a business consultant. From 1987 to 1993, Mr. Eisenecher was the President and Chief Executive Officer of Rehabilitation Technologies, Inc.

         Daniel A. Funk, M.D. is an orthopedic surgeon in private practice. Dr. Funk obtained his Medical Doctor degree from the University of Cincinnati in 1981 and completed a five year residency in Orthopedic Surgery at The Mayo Clinic in 1986. Dr. Funk served as a member of the Technical Advisory Board of Cross from 1984 through 1990 and as the Medical Advisor of Cross from 1990 to 1998.

                        Class III --Term Expiring at the
                       2004 Annual Meeting of Stockholders

Name                      Age    Present Position
----                      ---    ----------------
David C. Mercer           60     Chairman of the Board, Chief Executive Officer
                                 and Director
Joseph A. Mussey          53     President, Chief Operating Officer and Director
Lewis Parker              60     Director


         David C. Mercer has served as Chairman of our Board of Directors since April 1997, as Chief Executive Officer since March 1992 and also served as President from March 1992 through May 1998. Mr. Mercer was President, Orthopaedic Division, of Kirschner Medical Corporation, a manufacturer of orthopedic devices, from October 1988 through March 1992, and Senior Vice President, Marketing, Orthopaedic Implant Division of Zimmer, Inc., a manufacturer of orthopedic devices, from April 1986 through October 1988. From April 1983 to April 1986, he was President of Aspen Labs, Inc., the arthroscopic and electrosurgical product subsidiary of Zimmer, Inc.

         Joseph A. Mussey has served as President and Chief Operating Officer since May 1998. Mr. Mussey had served as President and Chief Executive Officer of Cross Medical Products, Inc., our wholly-owned subsidiary, from November 1991 through May 1998, as President from April 1991 through November 1991, and as Vice President and Chief Financial Officer from August 1990 through April 1991. Mr. Mussey was previously Executive Vice President of the Process Automation Business of Combustion Engineering, Inc., a division of Asea Brown Boveri from 1987 until joining Cross in August 1990. From 1984 to 1987, he was Vice President, Operations of the Engineered Systems and Controls Group of Combustion Engineering.

         Lewis Parker operates Lochinvar LLC, a consulting practice specializing in business turnaround situations. Mr. Parker was Vice President, Chief Financial Officer and a Director of American OsteoMedix Corporation until its merger with Interpore in July 2001. Mr. Parker's background also includes having served as Senior Vice President and President of Kirschner Medical Corporation, an orthopedic implant manufacturing and sales company that was merged into Biomet Inc. in 1994.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees of the Board of Directors

          During the fiscal year ended December 31, 2001, the Board of Directors met five times. All incumbent directors attended all meetings of the Board of Directors and all meetings held by all committees of the Board of Directors on which that director served, except that Mr. Eisenecher was absent from a Board of Directors meeting and a Compensation and Stock Option Committee meeting on the same date.

          We have an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, which is comprised of Messrs. Eisenecher, Funk, Chonette and Williams, met one time in 2001. The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process. As set forth in our charter, our management is responsible for our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee:

          . reviews and discusses with management the audited financial statements;

          . recommends to the Board of Directors the appointment of our independent auditors for the fiscal year;

          . meets with the independent auditors to discuss the scope and results of their audit examination and the fees related to such work;

          .    meets with our internal auditors and financial management to:

                 .    discuss our accounting practices and procedures;

                 .    review the adequacy of our accounting and control systems;
                      and

                 . report to the Board any considerations or recommendations the Audit Committee may have with respect to such matters;

          . reviews the audit schedule and considers any issues raised by its members, the independent public accountants retained to audit our financial statements, our internal audit staff, or management;

          . reviews the independence of the independent public accountants, and the range of audit and non-audit fees charged by the independent public accountants; and

          . reviews, approves or modifies management recommendations on corporate financial strategy and policy and, where appropriate, makes recommendations to the Board of Directors.

          Our securities are listed on The Nasdaq Stock Market and are governed by its listing standards. None of the members of the Audit Committee are officers or employees of us or any of our subsidiaries.

          Messrs. Eisenecher, Funk, Chonette and Williams served on the Compensation and Stock Option Committee (until August 17, 2001, at which time Mr. Parker replaced Mr. Williams), which met six times in 2001. Mr. Williams was re-appointed to the Compensation and Stock Option Committee on January 23, 2002. The Compensation and Stock Option Committee reviews and approves executive salaries, considers awards to be granted under our incentive bonus plan, administers stock option grants under our stock option plans and performs other related functions upon request of the Board of Directors.

Board Compensation and Benefits

          The Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") provides for the automatic grant of non-qualified stock options to purchase shares of Common Stock to eligible non-employee directors. On May 25, 1995, under the terms of the Non-Employee Directors Plan, each director who was not an employee was automatically granted an initial option to purchase 15,000 shares of Common Stock, effective as of May 25, 1995, at an exercise price of $5.75 per share. Non-employee directors who are first appointed or elected to the Board of Directors after May 25, 1995 are automatically granted an initial option to purchase 15,000 shares of Common Stock, effective on the date of election or appointment to the Board of Directors. In addition to the initial grant, non-employee directors are automatically granted options to purchase 5,000 shares (this was increased from 2,500 shares effective August 17, 2001) on the date of the annual meeting of stockholders in every year following the initial grant to such director, provided that the director is re-elected at the meeting if such director's term is expiring.

         Each non-employee director is entitled to be paid a fee of $2,000 (this was increased from $1,000 effective August 17, 2001) per Board meeting attended in person (or by phone if a regularly scheduled meeting) or for a committee meeting attended in person if on a date where a full Board meeting is not being held (the "Directors' Fee"). Alternatively, pursuant to an irrevocable election made at least six months prior to the Board meeting date, a non-employee director may elect to automatically receive non-qualified stock options under the Non-Employee Directors Plan covering 1,000 shares (this was increased from 500 shares effective August 17, 2001) of Common Stock in lieu of the Directors' Fee. The price per share of Common Stock subject to each option granted under the plan is 100% of the closing price of the Common Stock on the Nasdaq Stock Market on the day prior to such meeting. The options become exercisable in four cumulative annual installments of 25% of the shares covered by the option, commencing with the first anniversary from the date of grant.

         During fiscal year 2001, non-employee directors received options to purchase 500 shares of Common Stock, in lieu of the Director's Fee, as follows: exercise price of $4.37 (Chonette, Funk, Williams) and $4.563 (Eisenecher, Funk, Williams). Non-employee directors received options to purchase 1,000 shares of Common Stock, in lieu of the Director's Fee, as follows: exercise price of $7.12 (Chonette, Eisenecher, Funk and Williams) and $9.25 (Chonette, Eisenecher, Funk and Williams). Messrs. Chonette, Eisenecher, Funk and Williams, in connection with the 2001 Annual Meeting, also received an option to purchase 2,500 shares of Common Stock at an exercise price of $4.37. Mr. Parker received an option to purchase 15,000 shares of Common Stock at an exercise price of $5.24 in connection with his appointment to the Board of Directors, and he received $4,000 cash in board meeting fees.

                               EXECUTIVE OFFICERS

         Our executive officers as of March 29, 2002 were as follows:

 Name                      Age    Position
 ----                      ---    --------
 David C. Mercer            60    Chairman of the Board and Chief Executive Officer

 Joseph A. Mussey           53    President and Chief Operating Officer

 Richard L. Harrison        45    Senior Vice President, Finance, Chief Financial Officer and Secretary

 M. Ross Simmonds           46    Senior Vice President, Sales and Marketing

 R. Park Carmon             48    Vice President, Operations

 Philip A. Mellinger        38    Vice President, Product Development

 Edwin C. Shors, Ph.D       56    Vice President, Research and New Technology

         For a description of the business background of Messrs. Mercer and Mussey, see "Proposal 1 - Election of Directors."

         Richard L. Harrison has served as Senior Vice President, Finance, Chief Financial Officer and Secretary since May 1998, and as Vice President, Finance, Chief Financial Officer and Secretary from November 1994 through May 1998. Prior to joining us, Mr. Harrison worked for Kirschner Medical Corporation, a manufacturer of orthopaedic devices, in a variety of financial positions starting in 1987, most recently as Corporate Controller from February 1992 through October 1994. Mr. Harrison is a Certified Public Accountant.

         M. Ross Simmonds has served as Senior Vice President, Sales and Marketing, since May 1998, as Vice President, Sales and Marketing from August 1991 through May 1998, and from December 1989 through August 1991, he served as Director of Sales and Marketing. From September 1988 through October 1989, Mr. Simmonds served as Vice President, Sales and Marketing for Implant Technology, Inc., a manufacturer of reconstructive hip implants. From November 1985 through August 1988, he served as Regional Manager, National Sales Manager and Trauma Group Marketing Manager for Kirschner Medical Corporation.

         R. Park Carmon has served as our Vice President, Operations since August 2000. From January 1996 through August 2000, Mr. Carmon worked for Edwards Lifesciences Cardiovascular Resources, formerly Perfusion Services of Baxter Healthcare Corporation, as Director of Materiel Services and Director of Logistics. From 1981 and until it was acquired by Baxter in January 1996, Mr. Carmon worked for PSICOR, Inc., holding various positions including Regional Manager, Division President and Vice President.

         Philip A. Mellinger, has served as Vice President, Product Development since the Merger with Cross in May 1998. Prior to the Merger, Mr. Mellinger was the Vice President, Research and Development for Cross from January 1997 to May 1998. From 1987 to January 1997, Mr. Mellinger was employed by Cross in its research and development department. Prior to 1987, Mr. Mellinger attended Northwestern University, where he received his Bachelor of Science degree in Biomedical and Mechanical Engineering.

         Edwin C. Shors, Ph.D, has served as Vice President, Research and New Technology since May 1998, and as Vice President, Research and Development from 1983 to May 1998. Dr. Shors was Executive Vice President from 1978 to 1983, during which time he was responsible for establishing the manufacturing procedures, animal evaluations and clinical trials leading to the FDA approval and marketing of coralline hydroxyapatite. Prior to joining us, he was Director of the Thoracic and Cardiovascular Laboratory at Harbor/UCLA Medical Center. Dr. Shors obtained a Masters in Biology and a Doctorate in Physiology and Biophysics from the University of Southern California.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding the annual and long-term compensation for services rendered to us in all capacities for the fiscal years ended December 31, 2001, 2000 and 1999 of those persons who were, at December 31, 2001, (i) our chief executive officer, (ii) our other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2001 fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                 Long Term
                                             ------------------------------------------     ---------
                                                                                          Compensation
                                                                                          -------------
                                                                                             Awards
                                                                            Other            ------
                                                                           Annual          Securities       All Other
                                                                           Compen-         Underlying        Compen-
 Name and Principal Position          Year      Salary        Bonus       sation/(1)/        Options         sation
 ---------------------------------  -------- ------------ ------------- --------------  ---------------- ---------------
 David C. Mercer                      2001     $261,500      $32,688       $14,658           30,000       $  3,911/(2)/
 Chairman and                         2000      231,000       28,875        15,023           40,000          3,845/(2)/
     Chief Executive Officer          1999      203,002       55,283        16,010           40,000          3,884/(2)/

 Joseph A. Mussey                     2001      261,500       32,688        15,584           30,000          3,911/(2)/
 President and                        2000      231,000       28,875        14,752           40,000          3,845/(2)/
     Chief Operating Officer          1999      202,231       55,283        14,301           40,000        123,730/(3)/

 M. Ross Simmonds                     2001      195,000       24,375        15,779           25,000          3,781/(2)/
 Senior Vice President,               2000      171,500       21,438        15,902           35,000          3,730/(2)/
     Sales and Marketing              1999      150,000       40,849        16,077           35,000          3,171/(2)/

 Richard L. Harrison                  2001      169,000       21,125        17,612           25,000          3,736/(2)/
 Senior Vice President, Finance       2000      149,500       18,688        17,370           35,000          3,694/(2)/
 Chief Financial Officer              1999      132,998       36,219        17,715           35,000          3,439/(2)/
     and Secretary

 Philip A. Mellinger                  2001      165,000       20,625        15,813           20,000          3,720/(2)/
 Vice President,                      2000      149,000       17,875        15,609           30,000         16,570/(4)/
     Product Development              1999      122,538       33,496        15,652           30,000          9,628/(4)/

___________________________
(1) Represents the cost of company-provided automobiles, including reimbursement of taxes.
(2) Represents contributions to our retirement savings plan and payments made by our company for term-life insurance premiums.
(3) Represents contributions to our retirement savings plan and payments made by our company for term-life insurance premiums. Also includes the cost of company-paid relocation expenses, including reimbursement of taxes, of $119,635 in 1999.
(4) Represents contributions to our retirement savings plan and payments made by our company for term-life insurance premiums. Also includes the cost of company-paid relocation expenses, including reimbursement of taxes, of $12,898 in 2000 and $6,975 in 1999.

         The following table sets forth certain information with respect to grants of stock options during 2001 to the Named Executive Officers pursuant to our 2000 Stock Option Plan:

                                          Option Grants in Last Fiscal Year

                                              Percentage                                        Potential
                                               of Total                                    Realizable Value at
                                 Number of      Options       Exercise                         Assumed Annual
                                Securities    Granted to      or Base                      Rates of Stock Price
                                Underlying     Employees       Price                           Appreciation
                                  Options      in Fiscal       (per       Expiration       for Option Term/(2)/
                                                                                       ---------------------------
Name                              Granted        Year         Share)         Date            5%            10%
----                           ------------  ------------  ------------  ------------   -------------------------
David C. Mercer                   30,000         7.4%         $3.938        1/2/11       $74,298        $188,285

Joseph A. Mussey                  30,000         7.4%          3.938        1/2/11        74,298         188,285

M. Ross Simmonds                  25,000         6.1%          3.938        1/2/11        61,915         156,904

Richard L. Harrison               25,000         6.1%          3.938        1/2/11        61,915         156,904

Philip A. Mellinger               20,000         4.9%          3.938        1/2/11        49,532         125,523

(1) Represents options granted under our 2000 Option Plan. Under the terms of the 2000 Option Plan, the Compensation and Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. No option is exercisable during the first year after such option is granted. Each option becomes exercisable in four equal annual installments. The exercise price of shares of the Common Stock subject to options granted under the 2000 Option Plan is set by the Compensation and Stock Option Committee; provided, however, that the price of shares of the Common Stock subject to an incentive stock option must be at least 100% of the fair market value of the shares of the Common Stock on the date the option is granted.
(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. No assurance can be given that such rates will be achieved.

         The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers as of December 31, 2001 pursuant to our stock option plans:

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                         Number of

                                                         Securities                Value of
                                                         Underlying              Unexercised
                                                         Unexercised            In-the-Money
                              Shares                     Options at              Options at
                             Acquired                  Fiscal Year End      Fiscal Year End/(1)/
                                                     ------------------- ----------------------------
                                on          Value        Exercisable/           Exercisable/
  Name                       Exercise     Realized      Unexercisable           Unexercisable
  ----                       --------     --------      -------------           -------------
  David C. Mercer                  0      $      0    427,000 / 80,000      $1,634,130 / $ 216,210
  Joseph A. Mussey            38,250       158,887     82,613 / 85,000         200,336 /   235,310
  M. Ross Simmonds            33,000       202,950    209,250 / 68,750         339,254 /   183,706
  Richard L. Harrison              0             0    154,250 / 68,750         361,654 /   183,706
  Philip A. Mellinger          6,375        18,512     71,115 / 67,500         227,664 /   196,903

(1) Calculated based on the closing sales price of the Common Stock on The Nasdaq Stock Market on December 31, 2001 ($8.32), minus the exercise price of the option, multiplied by the number of shares to which the option relates.

Employment Agreements, Termination of Employee and Change in Control Arrangements; Indemnification Agreements

         We have Employment Agreements with each of our executive officers. Pursuant to the Employment Agreements, each of the officers receive an annual base salary as determined from time to time by the Board of Directors. In addition, the executives are entitled to receive incentive compensation, including bonuses and stock options pursuant to the terms of the plans adopted by the Board of Directors at their sole discretion. In the event of a change in control, each of the executives will be entitled to receive an amount equal to approximately two times the executive's current annual base salary and bonus, to be paid out over a period of twenty-four months. The Employment Agreements also provide each of the executives with insurance, vacation and sick leave benefits.

         The Employment Agreements provide that employment of each of the executives is "at-will" and may be terminated by us at any time. If the executive is terminated by us without cause, we will continue to pay the executive his basic salary and provide fringe benefits at the level in place at the termination date for 12 months and will provide outplacement services at a cost to us not to exceed the executive's basic salary for one month. We may terminate payment of the basic salary, fringe benefits and outplacement services during the severance period if the executive accepts other employment or is in breach of the non-competition and confidentiality obligations of the Employment Agreement.

         We have also entered into Indemnification Agreements with our executive officers and directors providing for indemnification of such persons to the fullest extent authorized, permitted or allowed by law.

Compensation and Stock Option Committee Report on Executive Compensation

         General Philosophy. The Compensation and Stock Option Committee reviews and determines salaries, bonuses and all other elements of the compensation packages offered to the executive officers, including its Chief Executive Officer, and establishes our general compensation policies.

         We desire to attract, motivate and retain high quality employees who will enable us to achieve our short- and long-term strategic goals and values. We participate in a high-growth environment where substantial competition exists for skilled employees. Our ability to attract, motivate and retain high caliber individuals is dependent in large part upon the compensation packages we offer.

         We believe that our executive compensation programs should reflect our financial and operating performance. In addition, individual contribution to our success should be supported and rewarded.

         Our executive compensation has been based on four primary components: base salary, incentive bonus, long-term incentives in the form of stock options and an executive automobile program. The Committee believes that these incentive components have maintained annual executive compensation at competitive levels and have provided an effective means of retaining, motivating and rewarding high quality management.

         Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made. The Committee attempts to design our compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." We may, however, pay compensation which is not deductible in limited circumstances when sound management so requires.

         Base Salary. Base salary for each of the executive officers, including the Chief Executive Officer, is targeted at the average salaries paid for such positions by competitive medical device companies of similar size, with additional consideration given to biotech companies for selected positions. Industry and custom surveys are used to establish competitive practices. Salaries for executives are reviewed by the Committee on an annual basis and may be adjusted at that time based on our performance, the Committee's assessment of the individual's contribution to our operations and changes in competitive pay levels. Effective as of July 1, 2001, the base salaries of the executive officers, including the Chief Executive Officer, were evaluated and adjusted according to the factors discussed above including a review of the market pay trends. Mr. Mercer's base salary was increased from $256,000 to $267,000, effective as of July 1, 2001.

         Incentive Bonus Plan. In an effort to encourage and reward operating performance on an annual basis, all employees, including executive officers but excluding those employees compensated by commission or some other form of bonus compensation, are eligible for annual bonuses. Target bonus awards for each position, expressed as a percent of base salary ranging from 5% to 25%, were established by surveying awards paid by competitive companies of similar size. The target bonus awards vary by employment level, with the target award for the executive officers established at 25% of base salary. For fiscal year 2001, actual bonus awards could have ranged from 0% to 150% of the targeted award, based upon actual performance against targeted objectives. Bonus awards are based upon our actual operating results as compared to targeted annual operating results approved by the Committee at the beginning of each fiscal year. For 2001, we accomplished 83% of our targeted operating results, and therefore, the actual bonus awards were computed at 50% of the targeted awards.

         Long Term Incentives. We offer our executives and other key employees long-term incentives primarily through stock option grants under our stock option plans. Stock option grants are intended to motivate executives to improve long-term stock performance, and thus are tied directly to stockholders' interests. Stock options are granted at the prevailing market price on the date of grant and will, thus, only have value if our stock price rises. Stock options generally vest over four years. The Compensation and Stock Option Committee administers the plan and determines which employees are to receive option grants and the number of options to be granted.

         Executive Automobile Program. We provide most of our executive officers with an automobile on a three-year, closed-end lease. We believe that providing the executive with the use of an automobile increases the value of the after-tax compensation of the executive to more competitive levels.

         This report has been provided by the Compensation and Stock Option
Committee:

                                David W. Chonette
                              William A. Eisenecher
                               Daniel A. Funk, M.D.
                                  Lewis Parker
                               Robert J. Williams

Date:  March 29, 2002

         The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of our Compensation and Stock Option Committee is a current or former officer or employee of us or any of our subsidiaries. None of our executive officers served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of our Board of Directors or Compensation and Stock Option Committee.

                               Company Performance

         The following line graph compares the annual cumulative total stockholder return of our Common Stock against the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Medical Devices Index for the period from December 31, 1996 to December 31, 2001. On March 29, 2002 the closing market price per share of our Common Stock was $11.20, as reported on The Nasdaq Stock Market.

                          Total Return to Shareholders

                                     [GRAPH]

                                     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01
INTERPORE INTERNATIONAL                100.00       141.18       139.72       185.29        92.66       195.76
NASDAQ U.S. INDEX                      100.00       122.48       172.68       320.83       192.98       153.12
NASDAQ MEDICAL DEVICES INDEX           100.00       114.10       127.03       153.85       158.72       174.38

            Section 16 (a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the directors and executive officers, and persons who own more than 10% of a registered class of the equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of copies of such forms received by us with respect to fiscal 2001, or written representations from certain reporting persons, we believe that during fiscal 2001 all of our directors and executive officers and persons who own more than 10% of the Common Stock complied with the reporting requirements of Section 16(a), except that a Form 4 for Philip A. Mellinger in connection with a gift of shares on December 17, 2001 was not filed until February 6, 2002.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The members of the Audit Committee are David W. Chonette, William A. Eisenecher, Daniel A. Funk, M.D., and Robert J. Williams. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management of the Company has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

         In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company and its management (including whether the independent auditors' provision of information technology services, if any, and other non-audit service to the Company is compatible with the auditors' independence).

         The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

         Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                    Robert J. Williams (Chairman)
                                    David W. Chonette
                                    William A. Eisenecher
                                    Daniel A. Funk, M.D.

                                   Proposal 2

                          APPROVAL OF AMENDMENT TO THE
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF
                          INTERPORE INTERNATIONAL, INC.

         Our stockholders are being asked to approve amendments to our Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") that will (i) increase the number of shares of common stock available for issuance thereunder by an additional 100,000 shares, from 200,000 to 300,000 shares, (ii) increase the number of shares of common stock subject to the options automatically granted to each of our non-employee directors under the plan on the date of each annual meeting of our stockholders by an additional 2,500 shares, from 2,500 to 5,000 shares, and (iii) increase the number of shares of common stock subject to the options automatically granted to our non-employee directors under the plan by an additional 500 shares, from 500 to 1,000 shares, for each board meeting attended by the director, if such director elects in advance to receive such an option in lieu of cash compensation. As of March 29, 2002, 84,500 shares remain available for grant under the Non-Employee Directors Plan, excluding the 100,000 share increase which is the subject of this Proposal.

         The purpose of these amendments is to ensure that the stock-based incentive compensation that we use to attract, retain and align the incentives of our non-employee directors with those of our stockholders remains competitive in light of the current market for services of highly qualified directors and to ensure that we will continue to have a sufficient reserve of common stock available under the Non-Employee Directors Plan to provide our non-employee directors with the opportunity to acquire a proprietary interest in the Company pursuant to the exercise of options granted under the Non-Employee Directors Plan.

         The Non-Employee Directors Plan was adopted by the Board of Directors on April 4, 1995 and approved by our stockholders on May 25, 1995. The amendments to the Non-Employee Directors Plan that are the subject of this Proposal were adopted by the Board on August 17, 2001 and November 16, 2001.

         The following is a summary of the principal features of the Non-Employee Directors Plan, as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the Non-Employee Directors Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to our Secretary at our principal executive offices in Irvine, California.

Plan Description

         The Non-Employee Directors Plan provides for the automatic grant to our eligible non-employee directors of non-qualified stock options to purchase shares of our common stock at set times and in set amounts. Our eligible non-employee directors may also irrevocably elect in advance to receive non-qualified options in lieu of Directors' Fees. The purpose of the Non-Employee Directors Plan is to enable us to obtain and retain the services of, and to motivate, experienced non-employee directors considered essential to our long-range success, by providing them an opportunity to become owners of our common stock pursuant to the exercise of options granted under the Non-Employee Directors Plan. The Non-Employee Directors Plan is not intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and the options granted under the Non-Employee Directors Plan are not intended to qualify as "incentive stock options" under Section 422 of the Code.

Securities Subject to the Non-Employee Directors Plan

         Under the Non-Employee Directors Plan, options may be granted covering up to 300,000 shares of our common stock, which includes the 100,000 share increase for which stockholder approval is sought under this Proposal. The Non-Employee Directors Plan provides for appropriate adjustments in the number and kind of shares subject to the Non-Employee Directors Plan and to outstanding options in the event of a stock split, stock dividend or certain other similar changes in our common stock, and in the event of a merger, consolidation or certain other types of recapitalizations of Interpore International, Inc.

Eligibility to Participate; Option Grants

         Each member of our Board of Directors who is not also our employee (as defined under Section 3401(c) of the Code) (and who is not prohibited by law or the policies of the employer of such person or of any other company on whose board of directors such person is a member) is eligible to participate in the Non-Employee Directors Plan upon his or her election or appointment to our Board of Directors. We presently have five non-employee directors eligible to participate under the Non-Employee Directors Plan.

         Each of our eligible non-employee directors who was a director on May 25, 1995 was granted automatically, as of May 25, 1995, an initial option to purchase 15,000 shares of our common stock and each person who first becomes a non-employee director after May 25, 1995 by election or appointment to the Board will be granted automatically, as of the date of his or her election or appointment to the Board, an option to purchase 15,000 shares of common stock. Following such initial grant, each non-employee director will be granted automatically additional options covering 5,000 shares of our common stock (which includes the 2,500 share increase for which stockholder approval is sought under this Proposal) on the date of our Annual Meeting of Shareholders in each subsequent year following the year in which initial options were granted. Notwithstanding the foregoing, no options may be granted to a person who is not reelected to the Board of Directors on the proposed date of grant or is otherwise not an eligible non-employee director at the time of the proposed grant.

         Eligible non-employee directors may also irrevocably elect six months in advance to receive non-qualified options covering 1,000 shares of common stock (which includes the 500 share increase for which stockholder approval is sought under this Proposal) in lieu of the directors' fees payable to such non-employee director. The date of grant for options granted in lieu of directors' fees is the date of the Board Meeting for which the Directors' Fees are payable or such other date as to which the directors' fees are payable.

Option Price; Option Exercise

         The price per share of the common stock subject to each option granted under the plan shall be 100% of the fair market value (as defined in the plan) of such shares of common stock on the date the option is granted.

         No option may be exercised in whole or in part during the first year after the option is granted. Thereafter, the options become exercisable in four cumulative annual installments of 25% of the shares covered by the option per year for four years. The options terminate upon the earliest of the following:
(i) the expiration of ten years and one day from the date the option was granted; (ii) except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of termination as a non-employee director for any reason, unless the non-employee director dies within said three-month period; (iii) in the case of disability (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of termination as a non-employee director, unless the non-employee director dies within said one year period; or (iv) the expiration of one year from the date of the non-employee director's death.

         Options granted under the Non-Employee Directors Plan may be exercised in whole or in part; provided, however, that we will not be required to issue fractional shares and partial exercises will be with respect to at least 100 shares.

Administration of the Non-Employee Directors Plan

         The Non-Employee Directors Plan provides for administration by the Board of Directors. The Board of Directors is authorized to adopt, amend and rescind rules relating to the administration of the Non-Employee Directors Plan. We pay all costs of administering the Non-Employee Directors Plan.

Stock Option Agreements

         Options granted under the Non-Employee Directors Plan are evidenced by written Stock Option Agreements between the non-employee director and us. Stock Option Agreements may contain restrictions on the transferability of the common stock acquired pursuant to the exercise of an option granted under the Non-Employee

Directors Plan. Stock Option Agreements must be consistent with the Non-Employee Directors Plan but need not contain identical provisions.

Exercise of Options

         Options are exercisable by written notice to us, specifying the number of shares to be purchased and accompanied by the payment of the purchase price for such shares. The option price, plus any applicable tax required to be withheld, may be paid in cash or by delivery of a full-recourse promissory note or shares of our common stock (including shares issuable upon exercise of the option). Shares of the stock tendered in exercise of an option are valued at their fair market value on the date of delivery to us.

         We may provide for the termination of an option upon our dissolution or liquidation, our merger or consolidation with or into another corporation or the acquisition of us by another corporation or person. However, in such event, our Board of Directors may accelerate the exercisability of outstanding options prior to such event even though the options have not yet become fully exercisable.

         No option granted under the Non-Employee Directors Plan may be assigned or transferred by the non-employee director, except upon death or pursuant to a qualified domestic relations order as defined in, and to the extent not prohibited by, the Code. During the lifetime of the non-employee director, the option may be exercised only by the non-employee director.

Rights as Shareholder

         The non-employee director will not have any rights as a shareholder as to the shares of common stock subject to an option granted under the Non-Employee Directors Plan unless all conditions precedent to issuance and delivery of certificates representing such shares are satisfied.

Amendment, Suspension or Termination

         The Non-Employee Directors Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board of Directors. However, without the approval of our shareholders given within twelve months before or after the action by the Board, no action of the Board may increase the limit on the maximum number of shares which may be issued under the Non-Employee Directors Plan, modify the eligibility requirements for the Non-Employee Directors Plan, modify the number of shares which may be granted to any optionee under the Non-Employee Directors Plan, modify the timing of such grants of options under the Non-Employee Directors Plan, change the minimum option price, modify the provisions relating to the exercisability of options, allow any option to be granted under the Non-Employee Directors Plan at any date on or after May 25, 2005, or amend or modify the Non-Employee Directors Plan in a manner requiring shareholder approval under Rule 16b-3 of the Exchange Act. In addition, the Non-Employee Directors Plan shall not be amended more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder.

Restrictions on Transfer

         Non-Employee Directors may not offer or sell the shares of common stock they acquire upon exercise of options under the plan unless such offers and sales are made pursuant to an effective Registration Statement under the Securities Act of 1993, as amended (the "Act"), or pursuant to an appropriate exemption from the registration requirements of the Act or, if available to the selling shareholder, within the limitations and subject to conditions set forth in Rule 144 promulgated under the Act.

         Additionally, under Section 16(b) of the Exchange Act, any person who is a director may be liable to us for profit realized from any purchase and sale (or any sale and purchase) of any of our equity securities, occurring within a period of less than six months, irrespective of the intention on the part of such person in entering into the transaction. The exercise of an option acquired under the Non-Employee Directors Plan is not considered a purchase under Section 16 of the Exchange Act, provided such option is held for a period of at least six months following the date of grant of such option. The term "equity security" may include rights to acquire capital stock upon exercise of warrants or options or upon conversion of convertible securities, or otherwise.

Federal Income Tax Consequences

         The income tax consequences of the Non-Employee Directors Plan under current federal law are summarized below. The discussion is intended to provide only general information. State and local tax consequences are not discussed.

         Holders of options under the Non-Employee Directors Plan do not realize income for federal income tax purposes as a result of the grant of the option, but normally realize compensation income upon exercise of the stock option to the extent that the fair market value of the shares acquired on the date of exercise of the option exceeds the aggregate option exercise price paid. We are entitled to a deduction in the same amount at the time of exercise of the option. Any appreciation in the value of these shares of common stock following exercise will usually qualify for long-term capital gain treatment if the shares of common stock are held for more than one year.

         However, in the case of the exercise of a non-qualified stock option by an optionee who has held the option for less than six months, the optionee generally will realize compensation income only upon the earlier of (i) the lapse of the six month period from the date of grant of such option, or (ii) the first day on which the sale of such shares at a profit will not subject the optionee to suit under Section 16(b) of the Exchange Act. In that case, the optionee can elect, within thirty (30) days after the exercise of the non-qualified stock option, to realize compensation income immediately upon the exercise pursuant to Section 83(b) of the Code.

         The tax consequences resulting from the exercise of an option under the Non-Employee Directors Plan through the delivery of shares of common stock which are already-owned by the non-employee director are not completely certain. In published rulings, the Internal Revenue Service has taken the position that (i) to the extent an equivalent number of shares is acquired, the non-employee director will not recognize gain and the non-employee director's basis in the shares acquired upon such exercise is equal to his or her basis in the surrendered shares, (ii) any additional shares acquired upon such exercise are compensation to the non-employee director and taxable under the rules described above and (iii) the non-employee director's basis in any such additional shares is equal to the fair market value of such shares at the time of the exchange.

         A director who elects to receive options in lieu of directors' fees will be subject to the foregoing rules, and will not realize income until the date of exercise (or later, under the circumstance described above), if his or her election to receive options is properly made in advance of the time he or she renders the services to which the option grant relates. A director who does not make such election in advance of rendering services will realize ordinary income upon the date of grant.

Vote

         The affirmative vote of a majority of our voting stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the Non-Employee Directors Plan. Abstentions on this proposal will be counted for purposes of determining the total number of shares that voted on the proposal and thus will have the effect of a vote against the proposal. Shares that are not voted by the broker who is the record holder of the shares (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of this proposal has been obtained and will have no effect on the outcome of this proposal.

         Should stockholder approval not be obtained, then the proposed share increases will not be implemented, any options granted on the basis of that increase will immediately terminate, and no additional options will be granted on the basis of such share increases.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO THE NON-EMPLOYEE DIRECTORS PLAN

                                   Proposal 3

                          APPROVAL OF AMENDMENT TO THE
         AMENDED AND RESTATED EMPLOYEE QUALIFIED STOCK PURCHASE PLAN OF
                          INTERPORE INTERNATIONAL, INC.

         Our stockholders are being asked to approve an amendment to our Amended and Restated Employee Qualified Stock Purchase Plan (the "EQSP Plan") to eliminate the requirement that new employees complete a one year waiting period before they are eligible to participate in the EQSP Plan

         We believe that the changes to our EQSP Plan will enable us and our subsidiaries to attract and retain more experienced and capable persons who can make significant contributions to the further growth and success.

         The EQSP was adopted by the Board of Directors on November 13, 1998 and approved by our stockholders on May 21, 1999. The amendment to the EQSP Plan that is the subject of this Proposal was adopted by the Board on November 16, 2001.

Description of the EQSP Plan

         The following is a description of the material provisions of the EQSP Plan. The summary that follows is not intended to be complete, and reference should be made to the EQSP Plan for a complete statement of its terms and provisions. Copies of the EQSP Plan may be obtained by making written request of our Secretary at our principal executive offices in Irvine, California.

         The EQSP Plan provides for the grant of options to purchase shares of common stock (through payroll deductions) during six-month offering periods. The purpose of the EQSP Plan is to assist eligible employees of the company in acquiring stock ownership pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The EQSP Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Code. We use the proceeds from the sale of common stock under the EQSP Plan for general corporate purposes.

Securities Subject to the EQSP Plan

         The total number of shares of common stock currently authorized for issuance under the EQSP Plan is 300,000. The Administrator of the EQSP Plan will make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to outstanding options and the price per share thereof in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, recapitalization or other change in our corporate structure.

Grant of Options; Offering Period

         Participating eligible employees are granted nontransferable six-month options to purchase shares of common stock. The options are granted on the first day of a six-month period (the "Date of Grant"), referred to as an "Offering Period" and are generally automatically exercised on the last day of the Offering Period (the "Date of Exercise"). Offering Periods are set by the Administrator and commence on May 1 and November 1 of each year.

Eligibility to Participate

         In order to be eligible to participate in the EQSP Plan, an individual must be, on the first day of any Offering Period:

         . customarily employed by us or our subsidiaries for more than 20 hours per week; and
         . customarily employed by us or our subsidiaries for more than five months during each calendar year.

         The amendment clarifies that employees of our subsidiaries are eligible to participate in the EQSP Plan. Directors who are not our employees or employees of our subsidiaries are not eligible to participate in the EQSP Plan. Eligibility for options granted under the EQSP Plan is subject to restrictions imposed by the Code. Refer to Section Eight of the EQSP Plan.

Election to Participate

         An eligible employee may enroll in the EQSP Plan by submitting a completed and executed written payroll deduction authorization form. An employee's authorization will enroll the employee in the EQSP Plan for each successive Offering Period until the employee either amends the authorization, withdraws from participation under the EQSP Plan or ceases to remain eligible to participate in the EQSP Plan.

Payroll Deductions

         Each participating employee elects to reduce the cash compensation payable by us through payroll deductions by an amount equal to a specified whole percentage of Base Pay (not to exceed 10%) payable on each payday. "Base Pay" means the gross pay received as cash compensation for services rendered, generally excluding overtime payments, sales commission, incentive compensation, bonuses and other special payments. Payroll deductions may not be changed with respect to an Offering Period during that Offering Period.

         Throughout the Offering Period, we credit the amount of each employee's payroll deductions to an account established under the EQSP Plan for the employee. An employee's payroll deductions are generally transferred from this account to us upon the automatic exercise of the employee's option to purchase shares of common stock under the EQSP Plan at the end of the Offering Period. Employees do not receive any interest on payroll deductions credited to their accounts under the EQSP Plan.

Option Price

         Options granted under the EQSP Plan entitle a participating employee to purchase the number of shares of common stock determined by dividing the employee's total payroll deductions for the Offering Period by the purchase price for the shares of common stock, excluding fractional shares, up to a maximum of 5,000 shares. The purchase price for such common stock equals the lesser of 85% of the fair market value of such shares of common stock on (i) the Date of Grant (the first day of the Offering Period), or (ii) the Date of Exercise (the last day of the Offering Period). For so long as our common stock is listed as a National Market Issue under the Nasdaq National Market System, the fair market value of a share of common stock is determined to be the last sales price on a given date.

Cessation of Participation

         An employee will cease to participate in the EQSP Plan when the employee (i) delivers to us written instructions to terminate their participation in the EQSP Plan, (ii) resigns or is discharged from employment with us, (iii) except under certain circumstances, has a leave of absence, or
(iv) dies. Upon cessation of participation by an employee, the employee's payroll deductions under the EQSP Plan will automatically cease. If a cessation of participation occurs during the last two weeks of an Offering Period, the employee's Option will be exercised on the last day of the Offering Period. Upon cessation of participation at any other time, any balance of payroll deductions credited to the employee's account under the EQSP Plan will be paid to the employee in cash in one lump sum as soon as practicable after cessation of participation, without payment of any interest thereon.

Administration of the EQSP Plan

         Our Chief Executive Officer administers the EQSP Plan. We pay all costs of administering the EQSP Plan. The EQSP Plan provides for the indemnification of the administrator for liability, loss, costs, damages, attorneys' fees and other expenses the administrator may incur in connection with administration of the EQSP Plan.

Rights as a Stockholder; Transferability

         No participating employee has any rights as a stockholder as to the shares of common stock covered by an option until such shares have been issued and delivered to the participating employee or account following the exercise of such employee's option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date of such issuance. No option granted under the EQSP Plan may be assigned or transferred by the employee, except by will or the laws of descent and distribution. During the lifetime of the employee, the option may be exercised only by the employee.

Certain Restrictions on Resale

         Shares of common stock issued upon the exercise of options granted under the EQSP Plan may be subject to restrictions on resale. Participating employees who are "affiliates" within the meaning of the Securities Act and who wish to offer or sell these shares must comply with the registration requirements of the Securities Act, unless an exemption applies.

Amendment and Termination of the EQSP Plan

         The Board of Directors may not, without prior stockholder approval, amend the EQSP Plan so as to increase the maximum number of shares of common stock subject to the EQSP Plan, change the designation or class of employees eligible to receive options under the EQSP Plan or amend the EQSP Plan in any manner which would cause the EQSP Plan to cease to be an employee stock purchase plan qualified under Section 423(b) of the Code.

         Although we expect to continue the EQSP Plan until all shares of the common stock reserved for issuance under the EQSP Plan have been issued, the Board of Directors may terminate the EQSP Plan at any time with respect to any shares not then subject to an option under the EQSP Plan, and except as indicated above, may modify the EQSP Plan from time to time.

Federal Income Tax Consequences Associated With The EQSP Plan

         The EQSP Plan is intended to qualify as an "employee stock purchase plan," as defined in Section 423 of the Code. A summary of the Federal income tax aspects of the EQSP Plan are set forth below.

         No taxable income will result to an employee on the date options are granted under the EQSP Plan (i.e., the first day of the Offering Period) or on the date the options are exercised (i.e., the last day of the Offering Period). If the employee does not dispose of the shares of common stock purchased upon exercise of the options within two years after the date on which the options were granted or within one year after the date on which such shares were acquired by the employee (the "Holding Period"), or the employee dies while owning the shares, the employee will be taxed in the year in which the shares are disposed of, or the year closing with the employee's death, whichever applies, as follows:

         (a) The employee will be subject to ordinary income tax on an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares of common stock on the date on which they were disposed of or the employee died, over the amount paid for the shares of common stock, or (ii) the excess of the fair market value of the shares of Common Stock on the date the options were granted, over the option price; and

         (b) Any further gain realized by the employee on the disposition of the shares of common stock (after increasing the basis of these shares of common stock by the amount of ordinary income realized as described in (a) above) will be taxed as capital gain.

         If the employee disposes of the shares of common stock purchased upon exercise of the options before the expiration of the Holding Period, the employee will realize ordinary income, reportable for the year of the disposition of such shares of common stock, to the extent of the excess of the fair market value of such shares of common stock on the date on which the options were exercised, over the option price for such shares of common stock. Any additional gain realized will be taxable as capital gain. If the common stock is disposed of before the expiration of the Holding Period and the amount realized is less than the fair market value of the Common Stock at the time of exercise, the employee will report (i) ordinary income to the extent of the excess of the fair market value of such common stock on the date on which the options were exercised, over the option price for such common stock and (ii) capital loss to the extent the fair market value of such common stock on the exercise date exceeds the amount realized on the sale. We are entitled to a tax deduction only to the extent that an employee realizes ordinary income due to a disposition of the common stock before the expiration of the Holding Period.

         The rules governing the tax treatment of options and an optionee's receipt of shares in connection with such grants are quite technical. The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the federal income tax laws.

Required Vote

         The affirmative vote of a majority of the outstanding shares of common stock is required to approve the amendment to the EQSP Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE EQSP PLAN.

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP, our independent auditors for the fiscal year ended December 31, 2001, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 2002. Neither the firm nor any of its members has any relationship with us nor any of our affiliates except in the firm's capacity as our auditor.

         Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

Audit Fees

         The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year were $94,200.

Financial Information Systems Design and Implementation Fees

         Ernst & Young LLP did not render any professional services to us of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

All Other Fees

         The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2001 fiscal year were $113,110, including audit-related services of $26,050 and non-audit services of $87,060.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         We expect to hold our 2003 Annual Meeting of Stockholders on May 16, 2003. All proposals of stockholders intended to be presented at our 2003 Annual Meeting of Stockholders must be directed to the attention of and received by our Secretary by December 16, 2002, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Also, our Bylaws provide that for a stockholder proposal (including nomination of a person for election to the Board of Directors) to be acted upon by our stockholders at the 2003 Annual Meeting of Stockholders, the stockholder must provide written notice to the attention of our Secretary no later than 70 days prior to the first anniversary of this Annual Meeting and no sooner than 90 days prior to the first anniversary of this Annual Meeting, subject to certain exceptions specified in the Bylaws. Thus, subject to those exceptions, such notice must be delivered to our Secretary no sooner than February 17, 2003 and no later than March 7, 2003. This notice must contain the information required by our Bylaws. A copy of our Bylaws may be obtained from our Secretary.

         The address of our Secretary is 181 Technology Drive, Irvine, California 92618 - Attention: Corporate Secretary.

                                  OTHER MATTERS

         As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matter is presented properly for consideration and action at the meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                             By Order of the Board of Directors,


                                             Richard L. Harrison
                                             Secretary

Dated:  March 29, 2002

                                                                      APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        OF INTERPORE INTERNATIONAL, INC.

                             PURPOSE AND OBJECTIVES
                             ----------------------

     The primary function of the Audit Committee is to assist the Board of Directors of Interpore International, Inc. (the "Company") in fulfilling its oversight responsibilities by:

     . serving as an independent and objective party to monitor the Company's financial reporting process and internal control systems;

     . reviewing and appraising the audit efforts of the Company's independent auditors and internal auditing department;

     . providing an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board;

     . helping directors to discharge their fiduciary responsibilities regarding the financial condition of the Company;

     . providing an open avenue of communication among the independent auditors, financial and senior management, the Company's internal auditing department and the Board of Directors; and

     .   ensuring the external auditors' independence.

     The Audit Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting, including in respect of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditor) from which it receives information,
(ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the independent auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

                                  CONSTITUTION
                                  ------------

     In 1987, the NASDAQ national market system adopted rules that require each NASDAQ national market system company to establish and maintain an Audit Committee. In 1999, NASDAQ amended its Audit Committee rules, requiring that Audit Committees have a minimum of three members and be comprised of independent directors only.

     The Audit Committee of the Company shall be comprised of such number of members not less than three as is determined from time to time by the Board of Directors. All members of the Audit Committee shall be independent directors of the Company.

         The members of the Audit Committee will be selected from the members of the Board of Directors who are not employees of the Company. The Board of Directors shall provide for alternate Audit Committee members who shall be entitled to attend committee meetings in the absence of the members of the Audit Committee.

         Members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement (or shall be able to do so within a reasonable time after appointment to the Audit Committee).

         At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

         A quorum of the Audit Committee shall be a majority of the members of the Audit Committee. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Audit Committee.

         The members of the Audit Committee shall choose a Chairman.

         The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee or at least its Chairperson should meet with the independent auditor and management quarterly to review the Company financials consistent with Section 2 under the heading "Financial Reporting" below. In addition, the Audit Committee may meet quarterly with management, the head of the internal auditing department, if any, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

         The external auditors shall be ultimately accountable to the Audit Committee and the Board of Directors.

                                RESPONSIBILITIES
                                ----------------

         In meeting their responsibilities, the Audit Committee should address each of the following matters:

         External Auditors
         -----------------

         1. Recommend to the Board the selection of the independent auditor, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditor. On an annual basis, the Committee should review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor's independence.

         2. Review and evaluate the performance of the independent auditor and approve any proposed discharge and replacement of the independent auditor when circumstances warrant. The independent auditor is responsible to the Board and to the Committee for such independent auditor's audit or accounting of the financial statements of the Company.

         3.  Confirm and ensure the independence of the external auditor.

             (a) Obtain from the external auditors a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1.

             (b) Actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

             (c) Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

       4. Review the experience and qualification of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

       5. If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

       6.    Consider the external auditors' audit scope and plan.

       7. Consider with management and the external auditors the rationale for employing audit firms other than the principal external auditors on financial accounting and reporting issues.

       8. Review with the external auditors the coordination of audit effort to assure completeness of coverages, reduction of redundant efforts, and the effective use of audit resources.

       9. Review with the external auditors any impact on the financial statements of any new or proposed changes or initiatives in accounting principles or regulatory requirements.

       10.   Consider and review with the external auditors:

             (a) The adequacy of the company's internal controls including computerized information system controls and security.

             (b) Any related significant findings and recommendations of the external auditors together with management's responses thereto.

       11. Meet with the external auditors in executive session to discuss any matters that the committee members or the external auditors believe should be discussed privately with the Audit Committee.

       Financial Reporting
       -------------------

       1. Review with management and the external auditors at the completion of the annual examination:

             (a) The company's annual financial statements and related
                 footnotes.

             (b) The external auditors' audit of the financial statements and their report thereon.

             (c) Any significant changes required in executing the external auditor's audit plan.

             (d) Any serious difficulties or disputes with management
                 encountered during the course of the audit.

             (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

             (f) Nature of management advisory services (including fees)
                 provided by the independent public accountant during the year under audit.


       2. Review with management and the independent auditor, in compliance with Statement on Auditing Standards No. 61, as amended, the quarterly financial statements set forth in the Company's Form 10-Q prior to its filing or prior to the release of earnings. The Chairperson of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

       3. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

       4. Review filings with SEC or other regulatory bodies which contain the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

       General Responsibilities
       ------------------------

       1. Review, assess, and if necessary, update the Audit Committee's charter annually.

       2. Review and make recommendations to the Board regarding approval of any conflicts of interest between management and the Company.

       3. Inquire of management and the external auditors about the significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

       4. Review policies and procedures with respect to the senior officers' expense accounts.

       5. Review legal and regulatory matters that may have a material impact on the financial statements.

       6. Meet with management in executive session to discuss any matters that the committee members or management believes should be discussed privately with the Audit Committee.

       7. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

       8. The Audit Committee shall have the power to conduct or authorize investigations into any matter within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

       9. The Audit Committee will perform such other functions as assigned by law, the company's charter or bylaws, or the Board of Directors.

       In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

                                     REPORTS
                                     -------

       1. The Audit Committee will report its summaries of recommendations to the Board which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

       2. The Audit Committee will prepare an annual "Audit Committee Report" for inclusion in the company's annual meeting proxy statement, stating the following:

             (a) Whether the Audit Committee has reviewed and assessed the audited financial statements with management.

             (b) Whether the Audit Committee has discussed with the external auditors the matters required to be discussed by SAS 61.

             (c) Whether the Audit Committee has received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors' independence.

             (d) Whether, based on its discussions with management and the auditors, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

                                     MINUTES
                                     -------

         The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                         INTERPORE INTERNATIONAL, INC.
         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2002
   The undersigned hereby appoints David C. Mercer and Richard L. Harrison, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Interpore International, Inc. (the "Company") to be held on May 17, 2002, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.
   1. Elect both David W. Chonette and Robert J. Williams to the Board of Directors of the Company.

    [_]  FOR BOTH nominees              [_]  WITHHOLD AUTHORITY
    listed above (except as marked      to vote for both nominees listed above.
    to the contrary).

   (Instruction: To WITHHOLD AUTHORITY to vote for any nominee, draw a line through the nominee's name in the list above.)
   2. Proposal to approve amendments to the Company's Stock Option Plan For Non-Employee Directors to (i) increase the number of shares of common stock available for issuance thereunder from 200,000 to 300,000 shares, (ii) increase the number of shares of common stock subject to the options automatically granted to each of our non-employee directors on the date of each annual meeting of our stockholders from 2,500 to 5,000 shares, and (iii) increase the number of shares of common stock subject to the options automatically granted to each of our non-employee directors from 500 to 1,000 shares for each board meeting attended by the director, if such directors elects in advance to receive such an option in lieu of cash compensation.
[_]  FOR                   [_]  AGAINST                [_]  ABSTAIN
   3. Proposal to approve an amendment to the Company's Employee Qualified Stock Purchase Plan to eliminate the one year waiting period requirement for new employees to participate in the plan.
[_]  FOR                   [_]  AGAINST                [_]  ABSTAIN

       SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THIS PROXY CARD AND IN THE
     DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES
                          WILL BE VOTED FOR PROPOSAL 1.
                                                  Please sign as name(s)
                                                  appears on this proxy card,
                                                  and date this proxy card. If
                                                  a joint account, each joint
                                                  owner must sign. If signing
                                                  for a corporation or
                                                  partnership as agent,
                                                  attorney or fiduciary,
                                                  indicate the capacity in
                                                  which you are signing.
                                                  Dated: May      , 2002
                                                                         (SEAL)
                                                  _____________________________
                                                            Signature
                                                                         (SEAL)
                                                  _____________________________
                                                            Signature